UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 26, 2006

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 984- 9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 26, 2006, Washington Real Estate Investment Trust (“WRIT”) completed the re-opening of its series of 5.95% senior unsecured notes due June 15, 2011, originally issued on June 6, 2006, and the sale of an additional $50,000,000 aggregate principal amount of its 5.95% senior unsecured notes due June 15, 2011, at a price of 100.127% of their principal amount (the “Notes”). The sale of the Notes was pursuant to an Underwriting Agreement dated July 21, 2006, between WRIT, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC. Upon the closing of the additional issuance, $150,000,000 aggregate principal amount of WRIT’s 5.95% senior unsecured notes due June 15, 2011 were outstanding.

The Notes were issued on July 26, 2006 pursuant to a Registration Statement on Form S-3 (No. 333-114410), filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2004, and declared effective on April 29, 2004. A Prospectus Supplement dated July 21, 2006 relating to the Notes (the “Prospectus Supplement”) and supplementing the Prospectus dated April 29, 2004 (the “Prospectus”) was filed with the SEC on July 21, 2006 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

Interest on the Notes is payable semiannually in arrears on June 15 and December 15 of each year, beginning December 15, 2006. Interest on the Notes will accrue from June 6, 2006. The Notes will rank equally with all other unsecured senior indebtedness of WRIT. The Notes may be redeemed in whole or in part at any time before maturity at the redemption prices described in the Prospectus Supplement and will not be subject to any sinking fund. Descriptions of the terms of the Notes are included under the caption “Description of the Notes” in the Prospectus Supplement and under the caption “Description of Debt Securities” in the Prospectus. The form of the Notes and the Officers’ Certificate establishing the terms of the Notes are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
4.1	Form of 5.95% Senior Notes due June 15, 2011

4.2	Officers’ Certificate establishing the terms of the Notes, dated July 21, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ SARA L. GROOTWASSINK
Sara L. Grootwassink
Chief Financial Officer

July 26, 2006

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